Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the following Registration Statements of Danaher Corporation of our reports dated February 23, 2009, with respect to the consolidated financial statements of Danaher Corporation and the effectiveness of internal control over financial reporting of Danaher Corporation and our report with respect to the financial statement schedule of Danaher Corporation, included in this Annual Report (Form 10-K) of Danaher Corporation for the year ended December 31, 2008.

Registration Statements on Form S-3

Registration Number	Date Filed

333-135780	July 14, 2006

Registration Statements on Form S-8

Name	Registration Number	Date Filed

Tektronix, Inc. 2005 Stock Incentive Plan and Tektronix, Inc. 2002 Stock Incentive Plan, as amended	333-147546	November 20, 2007
Danaher Corporation 2007 Stock Incentive Plan and Amended and Restated Danaher Corporation 1998 Stock Option Plan, as amended	333-144572	July 13, 2007
Retirement and Savings Plan; Savings Plan	333-117678	July 27, 2004
Retirement and Savings Plan; Savings Plan	333-107500	July 31, 2003
Amended and Restated Executive Deferred Incentive Program	333-105198	May 13, 2003
1998 Stock Option Plan	333-59269	July 16, 1998

/s/ Ernst & Young LLP

McLean, Virginia

February 23, 2009